Exhibit 10.2

AMENDED AND RESTATED

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of                    ,         is made by and between Veeco Instruments Inc., a Delaware corporation (the “Corporation”) and                                                                                            (“Indemnitee”).

The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact  that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

The Corporation’s Certificate of Incorporation requires the Corporation to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”);

Section 145 of the DGCL (“Section 145”), under which the Corporation is organized, empowers the Corporation to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

Section 145 empowers the Corporation to pay expenses (including attorneys’ fees) incurred by its officers, directors, employees and agents by agreement or by persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises in defending proceeding in advance of the proceeding’s final disposition;

Section 102(b)(7) of the DGCL allows a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of a director for monetary damages in respect of claims by shareholders and corporations for breach of certain fiduciary duties, and the Corporation has so provided in its Certificate of Incorporation that each Director shall be exculpated from such liability to the maximum extent permitted by law;

The Board of Directors has determined that contractual indemnification and advancement as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders; and

The Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation, which may impair the free exercise of Indemnitee’s best business judgment on behalf of the Corporation.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Generally.

To the fullest extent permitted by the laws of the State of Delaware:

(a)                                 The Corporation shall indemnify Indemnitee if Indemnitee was or is a party to, or is involved (as a party, witness or otherwise) in, any proceeding by reason of (or arising in part out of) the fact that Indemnitee is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.  For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the DGCL as in existence on the date hereof.

(b)                                 The indemnification provided by this Section 1 shall be from and against expenses (including attorneys’ fees), liabilities, losses, judgments, fines, penalties and amounts paid in settlement, and any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, “losses”) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such proceeding and any appeal therefrom to the fullest extent permitted by Delaware law.

(c)                                  Notwithstanding the foregoing provisions of this Section 1, in the case of any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts that the Delaware Court of Chancery or such other court shall deem proper.

(d)                                 The termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(e)                                  To the extent that Indemnitee is, by reason of Indemnitee’s current or former corporate status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any proceeding at a time when Indemnitee is not a party in the proceeding, the Corporation shall indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

2. Successful Defense; Partial Indemnification.

(a)                                 To the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.  For purposes of this Agreement and without limiting the foregoing, if any proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(b)                                 If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees) or losses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees) or losses to which Indemnitee is entitled.

3. Advance Payment of Expenses; Notification and Defense of Claim.

(a)                                 To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall pay, in advance of the final disposition of any proceeding, expenses (including attorneys’ fees) incurred by Indemnitee (i) in defending a threatened or pending proceeding or (ii) in acting as a witness or otherwise participating in any proceeding at a time when Indemnitee is not a party in the proceeding, by reason of Indemnitee’s current or former corporate status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving or has agreed to serve at the request of the Corporation.

(b)                                 The Corporation shall advance payment for such expenses within thirty (30) days after receipt by the Corporation of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement or otherwise; provided that the Corporation shall make advances only to the extent permitted by law.  Advances shall be unsecured and interest-free.

(c)                                  Promptly after receipt by Indemnitee of notice of the commencement of any proceeding, Indemnitee shall, if a claim thereof is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof.  The failure to promptly notify the Corporation of the commencement of the proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is prejudiced in its defense of such proceeding as a result of such failure.

(d)                                 In the event the Corporation shall be obligated to advance the expenses of Indemnitee with respect to a proceeding, as provided in this Agreement, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement.  The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

4. Procedure for Indemnification

(a)                                 To obtain indemnification, Indemnitee shall promptly submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)                                 The Corporation’s determination whether to grant Indemnitee’s indemnification request shall be made promptly, and in any event within sixty (60) days following receipt of a request for indemnification pursuant to Section 4(a).

(c)                                  Notwithstanding the foregoing, (i) the obligations of the Corporation under Sections 1 and 2 shall be subject to the condition that the Reviewing Party (as defined below) shall not have determined (in a written opinion, in any case in which the independent legal counsel serves as the Reviewing Party) that applicable law prohibits the Corporation from indemnifying the Indemnitee, and (ii) the obligation of the Corporation to advance the expenses of Indemnitee pursuant to Section 3 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that applicable law prohibits the Corporation from indemnifying the Indemnitee, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts advanced; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 5 to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that applicable law prohibits indemnification shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any advance of expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).  Indemnitee’s obligation to reimburse the Corporation for advances of expenses pursuant to this Section 4(c) shall be unsecured and no interest shall be charged thereon.  The Reviewing Party shall be selected by the Board, unless there has been a Change in Control, other than a Change in Control that has been approved by a majority of the Board who were directors immediately prior to such Change in Control, in which case the Reviewing Party shall be independent legal counsel.  “Reviewing Party” means any appropriate person or body consisting of either (x) a member or members of the Board who are not a party to the particular proceeding with respect to which Indemnitee is seeking indemnification or (y) independent legal counsel.

(d)                                 In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

5. Enforcement of Indemnification Rights.  If the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, or if Indemnitee has not otherwise been paid in full pursuant to Section 2 within thirty (30) days, or pursuant to Section 3 within sixty (60) days, after a written demand has been received by the Corporation, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an “Enforcement Proceeding”) and, if successful in whole or in part, Indemnitee shall be entitled to be paid any and all expenses in connection with such Enforcement Proceeding.  The Corporation hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Indemnitee.

6. Insurance and Subrogation.

(a)                                 The Corporation may purchase and maintain insurance on behalf of any Indemnitee who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a proceeding, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b)                                 In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, and Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c)                                  The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

7. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)                                 The term “proceeding” shall be broadly construed and shall include, without limitation, the preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, alternative dispute resolution mechanism, investigation or proceeding, hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative and/or any inquiry or investigation, whether conducted by the Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any such action.

(b)                                 The term “by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c)                                  The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval shall not be unreasonably withheld), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of, or being a witness or otherwise participating in, a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, Section 145 of the DGCL or otherwise (or preparing for any of the foregoing).

(d)                                 The term “Corporation” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(e)                                  The term “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(f)                                   The term “independent legal counsel” shall mean an attorney or firm of attorneys who shall not have otherwise performed services for the Corporation or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements).  Such independent legal counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)                                  A “Change in Control” shall be deemed to have occurred if:

(i)                                     any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the

Corporation; (b) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; or (c) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities; hereafter becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Corporation representing 20% or more of the total combined voting power represented by the Corporation’s then outstanding Voting Securities (as defined below);

(ii)                                  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)                               the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation, in one transaction or a series of transactions, of all or substantially all of the Corporation’s assets.

(h)                                 The term “Voting Securities” shall mean any securities of the Corporation that vote generally in the election of directors.

8. Limitation on Indemnification and Advancement.  Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement:

(a)                                 Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to a proceeding (or part thereof) initiated by Indemnitee, except with respect to a proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 8(b) of this Agreement), or unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

(b)                                 Action for Indemnification. To indemnify or advance expenses to Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such proceeding, in whole or in part, or unless and to the extent that the court in such proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 3 hereof.

(c)                                  Section 16 Violations. To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute.

(d)                                 Non-compete and Non-disclosure.  To indemnify or advance expenses to Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation or any subsidiary of the Corporation.

9.  Certain Settlement Provisions.  The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld.  The Corporation shall not settle any proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

10. Savings Clause.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

11. Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s expenses (including attorneys’ fees) and losses with respect to any proceeding in proportion to the relative benefits received by the Corporation, on the one hand, and Indemnitee, on the other hand, from the transaction from which such proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation, on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses or losses, as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Corporation, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which the Corporation’s and Indemnitee’s respective actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.  Notwithstanding the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (ii) any limitation on indemnification set forth in Section 6(c), 8 or 9 hereof.

12. Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand, on the date of such receipt, (ii) if delivered by overnight courier, one business day after being sent, (iii) in the case of telecopy notice, when acknowledged as received, or (iv) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

13. Subsequent Change in Law. If there is a change in Delaware law (whether by amendment to the DGCL or by judicial decision) after adoption of this Agreement to expand further the indemnification or advancement of expenses permitted to directors or officers, Indemnitee shall be entitled to such expanded indemnification and advancement, and this Agreement shall be deemed to be amended (without further action) to such extent.

14. Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Certificate of Incorporation or By-Laws, in any court in which a proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors (or a committee thereof), other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.  However, no amendment or alteration of the Corporation’s Certificate of Incorporation or By-Laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement

15. Enforcement.  The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his or her rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

16. Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

17. Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

18. Modification and Waiver.  Except as provided in Section 13, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Successor and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs and personal and legal representatives.  The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Corporation or of any other enterprise at the Corporation’s request.

20. Service of Process and Venue.  For purposes of any claims or proceedings to enforce this agreement, the Corporation and Indemnitee consent to the jurisdiction and venue of any federal or state court of competent jurisdiction in the state of Delaware, and waive and agree not to raise any defense that any such court is an inconvenient forum or any similar claim.

21. Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

22. Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

24.  Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

VEECO INSTRUMENTS INC.		INDEMNITEE:

By:
Name:		Name:
Title:

Address:	Terminal Drive	Address:
Plainview, NY 11803
U.S.A.
Telecopy:	516-677-0380	Telecopy: